Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of 1347 Capital Corp. on Amendment No. 2 to Form S-4 of our report dated April 15, 2016 on the consolidated financial statements of Limbach Holdings LLC and Subsidiaries as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Indianapolis, Indiana

June 1, 2016